Exhibit 10.32

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of June 24, 2016 (this “Agreement”), made by each of the Loan Parties party hereto (each a “Grantor” and collectively, the “Grantors”), in favor of Cortland Capital Market Services LLC (“Cortland”), in its capacity as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors and assigns in such capacity, if any, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Rimini Street, Inc., a Nevada corporation (the “Parent”; and together with each other Person that executes a joinder agreement and becomes a “Borrower” under the Financing Agreement referred to below, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as thereinafter defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cortland, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), Cortland, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and CB Agent Services LLC, a Delaware limited liability company (“Colbeck”) as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Origination Agent” and together with the Collateral Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”). are parties to that certain Financing Agreement, dated as of June 24, 2016 (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Financing Agreement”);

WHEREAS, pursuant to the Financing Agreement, the Lenders have agreed to make certain loans (each a “Loan” and collectively, the “Loans”), to the Borrowers;

WHEREAS, it is a condition precedent to the Lenders making any Loan and providing any other financial accommodation to the Borrowers pursuant to the Financing Agreement that each Grantor shall have executed and delivered to the Collateral Agent a pledge to the Collateral Agent, for the benefit of the Secured Parties, and the grant to the Collateral Agent, for the benefit of the Secured Parties, of a security interest in and Lien on the Collateral owned by such Grantor;

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make the Loans and to provide other financial accommodations to the Borrowers pursuant to the Financing Agreement, the Grantors hereby jointly and severally agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.          Definitions.

(a)          Reference is hereby made to the Financing Agreement for a statement of the terms thereof.  All capitalized terms used in this Agreement and the recitals hereto which are defined in the Financing Agreement or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (or, for purposes of perfection, such other applicable jurisdiction) (the “Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

(b)          The following terms shall have the respective meanings provided for in the Code:  “Accounts”, “Account Debtor”, “Cash Proceeds”, “Certificate of Title”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Record”, “Security Account”, “Software”, “Supporting Obligations” and “Tangible Chattel Paper”.

(c)          As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Additional Collateral” has the meaning specified therefor in Section 4(a)(i) hereof.

“Collateral” has the meaning specified therefor in Section 2 hereof.  For the avoidance of doubt, the term Collateral does not include any Excluded Property.

“Copyrights” means any and all rights in any published and unpublished works of authorship, including (i) copyrights and moral rights, (ii) all renewals, extensions, restorations and reversions thereof, (iii) copyright registrations and recordings thereof and all applications in connection therewith including those listed on Schedule II hereto, (iv) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (v) the right to sue for past, present, and future infringements thereof, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

“Excluded Property” has the meaning specified therefor in Section 2 hereof.

“Existing Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (B) the license agreements listed on Schedule III hereto, and (C) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of any Secured Party’s rights under the Loan Documents.

“Material License” has the meaning specified therefor in Section 5(d) hereof.

“Patents” means patents and patent applications, including (i) the patents and patent applications listed on Schedule IV hereto, (ii) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iv) the right to sue for past, present, and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

“Pledged Debt” means the debt obligations described in Schedule X hereto and all debt obligations from time to time issued to a Grantor having, in each case of each instance of debt obligations, an aggregate principal amount in excess of $50,000 and the promissory notes and other Instruments evidencing any or all of such debt obligations; provided that the Pledged Debt shall not include any Excluded Property.

“Pledged Interests” means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements in any and all of the foregoing; provided that the Pledged Interests shall not include any Excluded Property.

“Pledged Issuer” has the meaning specified therefor in the definition of the term “Pledged Shares”.

“Pledged Shares” means (a) the shares of Equity Interests described in Schedule XI hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Persons described in such Schedule XI (the “Existing Issuers”), (b) the shares of Equity Interests at any time and from time to time acquired by a Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the “Pledged Issuers” and each individually as a “Pledged Issuer”), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c) the certificates representing such shares of Equity Interests; provided that the Pledged Shares shall not include any Excluded Property.

“Secured Parties” means, collectively, the Agents and the Lenders and their permitted successors and permitted assigns.

“Secured Obligations” has the meaning specified therefor in Section 3 hereof.

“Titled Collateral” means all Collateral for which the title to such Collateral is governed by a Certificate of Title or certificate of ownership, including, without limitation, all motor vehicles (including, without limitation, all trucks, trailers, tractors, service vehicles, automobiles and other mobile equipment) for which the title to such motor vehicles is governed by a Certificate of Title or certificate of ownership.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks, brand names, certification marks, collective marks, logos, symbols, trade dress, assumed names, fictitious names and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule V hereto, (ii) all extensions, modifications and renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

SECTION 2.          Grant of Security Interest.  As collateral security for the payment and performance of the Secured Obligations, each Grantor hereby pledges and grants to the Collateral Agent (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in all personal property and Fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”):

(a)          all Accounts;

(b)          all Chattel Paper (whether tangible or electronic);

(c)          all Commercial Tort Claims not constituting Excluded Property, as specified on Schedule IX, as such schedule is supplemented by written notice to the Collateral Agent in accordance with Section 6(a);

(d)          all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of any Secured Party or any affiliate, representative, agent or correspondent of any Secured Party;

(e)          all Documents;

(f)          all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses);

(g)          all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h)          all Instruments (including, without limitation, Promissory Notes);

(i)          all Investment Property;

(j)          all Letter-of-Credit Rights;

(k)          all Pledged Interests;

(l)          all Supporting Obligations;

(m)          all other tangible and intangible personal property of such Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(n)          all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral; in each case howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary or in any other Loan Document, the term “Collateral” shall not include, and no Grantor is pledging, nor granting a security interest hereunder or under any other Loan Document in any of the following (collectively, the “Excluded Property”):  (i) any of such Grantor’s right, title or interest in any lease, permit, governmental authorization, license, license agreement, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such lease, permit, license, license agreement, contract or agreement result in a breach of the terms of, or constitute a default under, such lease, permit, license, license agreement, contract or agreement (other than to the extent that (A) any such term has been waived, (B) the consent of the other party to such lease, permit, license, license agreement, contract or agreement has been obtained, or (C) such terms would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the Code or other applicable provisions of the Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to (1) the proceeds of, or any monies due or to become due under, any such lease, permit, license, license agreement, contract or agreement (including any Accounts, proceeds of Inventory or Equity Interests, and (2) the proceeds from the sale, license, lease, or other dispositions of any such lease, permit, license, license agreement, contract or agreement); (ii) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that, upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral; (iii) in the case of a Foreign Subsidiary, more than 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (A) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) would not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956‑2(c)(2)) (it being understood and agreed that the Collateral shall include 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956‑2(c)(2)) or other equity interest of such Foreign Subsidiary); (iv) equipment owned by any Grantor that is subject to a Permitted Lien or a Lien securing Permitted Indebtedness if the contract or other agreement applicable to such Permitted Indebtedness validly prohibits the creation of any other Lien on such equipment or if such creation would result in a default or termination under the relevant agreement; (v) Excluded Accounts; (vi) any Titled Collateral (other than to the extent a Lien on such assets can be perfected by the filing of customary financing statements) with a value less than $75,000 individually and $250,000 in the aggregate; (vii) Letter-of-Credit Rights (other than to the extent a Lien on such rights can be perfected by the filing of customary financing statements) with a value less than $100,000 individually and $250,000 in the aggregate; (viii) Commercial Tort Claims with an aggregate value reasonably estimated to be less than $250,000; (ix) property of a Grantor that secures Permitted Indebtedness of the kind described in clause (h) of the definition of “Permitted Indebtedness” pursuant to a Permitted Lien described in clause (p) of the definition of “Permitted Liens” and (x) any other exceptions mutually agreed in writing between the Administrative Borrower and the Collateral Agent (acting at the direction of the Required Lenders).

SECTION 3.          Security for Secured Obligations.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Secured Obligations”):

(a)          the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all Obligations from time to time owing by it under the Financing Agreement and/or the other Loan Documents; and

(b)          the due performance by each Grantor of all of its other Obligations from time to time existing.

SECTION 4.          Delivery of the Pledged Interests.

(a)          (i)  All promissory notes evidencing the Pledged Debt and all certificates representing the Pledged Shares, in each case which exist on the date hereof, shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Agreement.  All other promissory notes, certificates and Instruments constituting Pledged Interests from time to time required to be pledged to the Collateral Agent pursuant to the terms of this Agreement or the Financing Agreement (the “Additional Collateral”) shall be delivered to the Collateral Agent promptly upon, but in any event within the later of (x) ten (10) Business Days of, receipt thereof by or on behalf of any of the Grantors and (y) the date set forth in Section 7.01(b) of the Financing Agreement.  All such promissory notes, certificates and Instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent.  If an Event of Default has occurred and is continuing, if any Pledged Interests consists of uncertificated securities, unless the immediately following sentence is applicable thereto, such Grantor shall cause the Collateral Agent (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent (acting at the direction of the Required Lenders) with respect to such securities without further consent by such Grantor.  If an Event of Default has occurred and is continuing, if any Pledged Interests consists of security entitlements, such Grantor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent (acting at the direction of the Required Lenders) without further consent by such Grantor.

(ii)          Within the later of (x) ten (10) Business Days of the receipt by a Grantor of any Additional Collateral and (y) the time period set forth in Section 7.01(b) of the Financing Agreement, a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit A hereto (a “Pledge Amendment”), shall be delivered to the Collateral Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement and the Financing Agreement.  The Pledge Amendment shall from and after delivery thereof constitute part of Schedules X and XI hereto.  Each Grantor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all promissory notes, certificates or Instruments listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Interests and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

(b)          If any Grantor shall receive, by virtue of such Grantor’s being or having been an owner of any Pledged Interests, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or non-cash distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other Instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, (iii) dividends, distributions, Instruments, Investment Property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Grantor shall receive the same in trust for the benefit of the Collateral Agent, shall segregate it from such Grantor’s other property and shall deliver it forthwith to the Collateral Agent, in the exact form received, with necessary and/or reasonably appropriate indorsements and/or stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 5.          Representations and Warranties.  Each Grantor represents and warrants as follows:

(a)          Schedule I hereto sets forth (i) the exact legal name of such Grantor, (ii) the state or jurisdiction of organization of such Grantor, (iii) the type of organization of such Grantor and (iv) the organizational identification number of such Grantor or states that no such organizational identification number exists.

(b)          [Intentionally omitted].

(c)          Except for Equipment, Inventory and Goods in transit, servers owned by such Grantor (if any), personal property held by employees in the ordinary course of business (e.g., computer laptops) and except to the extent permitted under the Financing Agreement, all material Equipment, Fixtures, Inventory and other Goods owned by such Grantor now existing are, and all material Equipment, Fixtures, Inventory and other Goods owned by such Grantor and hereafter existing will be, located at the addresses specified therefor in Schedule VI hereto (as amended, supplemented or otherwise modified from time to time in accordance with Section 6(b) hereof).  Such Grantor’s principal place of business and chief executive office, the place where such Grantor keeps its principal Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule VI hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof).  As of the Effective Date, none of the Accounts is evidenced by Promissory Notes or other Instruments with a principal value greater than $500,000.  Set forth in Schedule VII hereto is a complete and accurate list, on the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account.  Set forth in Schedule V hereto is (i) a complete and correct list of each trade name used by such Grantor on the date hereof and (ii) the name of, and each trade name used by, each Person from which such Grantor has acquired any substantial part of the Collateral in the five years preceding the date hereof.

(d)          As of the Effective Date, (i) Schedule II provides a complete and correct list of all registered Copyrights owned by such Grantor, all applications for registration of Copyrights owned by such Grantor, and all other Copyrights owned by such Grantor and material to the conduct of the business of such Grantor, in each case, on the Effective Date; (ii) Schedule III provides a complete and correct list of all Licenses (other than non-exclusive software licenses granted in the ordinary course of business) to which such Grantor is party on the Effective Date and which is a Material Contract (each, a “Material License”); (iii) Schedule IV provides a complete and correct list of all Patents owned by such Grantor and all applications for Patents owned by such Grantor, in each case, on the Effective Date; and (iv) Schedule V provides a complete and correct list of all registered Trademarks owned by such Grantor, all applications for registration of Trademarks owned by such Grantor, and all other Trademarks owned by such Grantor and material to the conduct of the business of such Grantor, in each case, on the Effective Date.

(e)          [Intentionally omitted].

(f)          [Intentionally omitted].

(g)          [Intentionally omitted].

(h)          Each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all material trade secrets owned by such Grantor that are necessary in the business of such Grantor.

(i)          Other than software which by the terms of its own license explicitly permits the licensee to distribute the software together with other commercial programs with no restrictions on such Grantor’s ability to charge fees for such distribution and with no restriction on such Grantor’s right to receive payments for transfer of its Intellectual Property, and other than software which is not material to the conduct of such Grantor’s business, no open source or public library software, including any version of any software licensed pursuant to any GNU public license, is, in whole or in part, embodied or incorporated, in any manner, in any Grantor’s software products that is licensed or distributed by any Grantor.  No open source or public library software licensed pursuant to any GNU public license which requires any Grantor to license such Grantor’s software products to third parties, or any other license which requires any Grantor to license such Grantor’s software products to third parties other than with respect to software that is not material to the conduct of such Grantor’s business, is embodied or incorporated, in any manner, in any Grantor’s source code.

(j)          The Pledged Shares owned by such Grantor and described in Schedule XI have been duly authorized and validly issued and are fully paid and nonassessable (other than Pledged Shares consisting of partnership interests, limited liability interests and the foreign equivalent thereof) and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.  Except as noted in Schedule XI hereto, the Pledged Shares constitute 100% of the issued shares of Equity Interests constituting Collateral of the Pledged Issuers as of the date hereof.

(k)          The promissory notes evidencing the Pledged Debt owned by such Grantor on the Effective Date have been, and all other promissory notes evidencing Pledged Debt owned by such Grantor after the Effective Date, when executed and delivered, will have been, to the knowledge of such Grantor, duly authorized, executed and delivered by the respective makers thereof, and all such promissory notes are or will be, as the case may be, to the knowledge of such Grantor, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(l)          Subject to the rights of the Grantors to make Permitted Dispositions, the Grantors are and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien except for the Permitted Liens.  No Grantor has executed, filed, or authorized any third party to file any financing statement or other instrument similar in effect covering all or any part of the Collateral except (i) to perfect or protect any Permitted Lien or (ii) if such authorization is effective after the Termination Date or authorizes a filing to perfect a security interest the grant of which is not made or effective until after the Termination Date.

(m)          The exercise by the Collateral Agent of any of its rights and remedies hereunder in accordance with the Loan Documents and applicable law will not contravene any law or any contractual restriction binding on or otherwise affecting any Grantor or any of its properties and will not result in, or require the creation of, any Lien upon or with respect to any of its properties.

(n)          No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral (other than those that have been obtained and are in full force and effect), to the extent that such perfection may be effected under the applicable Code, except (A) for the filing under the Code as in effect in the applicable jurisdiction of the financing statements described in Schedule VIII hereto, all of which financing statements have been duly filed and are in full force and effect, (B) with respect to the perfection of the security interest created hereby in the United States Intellectual Property and Licenses, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit B hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C)  with respect to the perfection of the security interest created hereby in Titled Collateral, to the extent required hereunder, for the submission of an appropriate application requesting that the Lien of the Collateral Agent be noted on the Certificate of Title or certificate of ownership, completed and authenticated by the applicable Grantor, together with the Certificate of Title or certificate of ownership, with respect to such Titled Collateral, to the appropriate Governmental Authority, (D) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (E) the Collateral Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), (D), and (E), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).

(o)          This Agreement creates a legal, valid and enforceable security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, as security for the Secured Obligations, to the extent a security interest in the Collateral may be created under Article 9 of the Code.  The compliance with the Perfection Requirements result in the perfection of such security interests under Article 9 of the Code, to the extent that such perfection may occur by the compliance with such Perfection Requirements.  Assuming compliance with all Perfection Requirements, such security interests are perfected, first priority security interests under the Code, subject in priority only to the Permitted Liens that, pursuant to the definition of the term “Permitted Liens”, are not expressly prohibited from being prior to the Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, and the recording of such instruments of assignment described above.  Such Perfection Requirements and all other action necessary or reasonably desirable to perfect and protect such security interest under the Code have been duly made or taken, except for (i) the Collateral Agent’s having possession of all Instruments, Documents, Chattel Paper and cash constituting Collateral after the date hereof, (ii) the Collateral Agent’s having control of all Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights constituting Collateral after the date hereof, and (iii) the other filings and recordations and actions described in Section 5(n) hereof.

(p)          As of the date hereof, no Grantor holds any Commercial Tort Claims or is aware of any such pending claims, except for such claims described in Schedule IX.

SECTION 6.          Covenants as to the Collateral.  So long as any of the outstanding Secured Obligations (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment under the Financing Agreement, unless the Collateral Agent shall otherwise consent in writing:

(a)          Further Assurances.  Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby, subject to Permitted Liens; (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to effect the purposes of this Agreement, including, without limitation:  (A) if an Event of Default has occurred and is continuing, marking conspicuously all Chattel Paper, Instruments and Licenses constituting Collateral and, at the request of the Collateral Agent, all of its Records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Chattel Paper, Instrument, License or Collateral is subject to the security interest created hereby, (B) if any Account shall be evidenced by a Promissory Note or other Instrument or Chattel Paper evidencing Pledged Debt, delivering and pledging to the Collateral Agent such Promissory Note, other Instrument or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that such Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Intellectual Property hereafter existing and not covered by an appropriate security interest grant, executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments granting a security interest, as the Collateral Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Interests, (F) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail, (G) if at any time after the Effective Date, any Grantor acquires or holds any Commercial Tort Claim reasonably estimated to exceed $250,000, promptly notifying the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance reasonably satisfactory to the Collateral Agent, (H) upon the acquisition after the date hereof by any Grantor of any Titled Collateral (other than Excluded Property), promptly notifying the Collateral Agent of such acquisition, setting forth a description of the Titled Collateral acquired and a good faith estimate of the current value of such Titled Collateral, and if so requested by the Collateral Agent, promptly causing the Collateral Agent to be listed as the lienholder on such Certificate of Title or certificate of ownership and delivering evidence of the same to the Collateral Agent, and (I) taking all actions required by law in any relevant Uniform Commercial Code jurisdiction.  No Grantor shall take or fail to take any action reasonably requested by the Collateral Agent which would in any manner materially impair the validity or enforceability of the Collateral Agent’s security interest in and Lien on the Collateral taken as a whole.

(b)          Location of Equipment and Inventory.  Except for Equipment, and Inventory in transit, servers owned by a Grantor, office equipment, personal property held by employees in the ordinary course of business (e.g., computer laptops) and except to the extent permitted under the Financing Agreement, each Grantor will keep its material Equipment and Inventory at the locations specified in Schedule VI hereto or, upon not less than thirty (30) days’ prior written notice to the Collateral Agent accompanied by a new Schedule VI hereto indicating each new location of material Equipment and Inventory, at such other locations in the continental United States as the Grantors may elect.

(c)          [Intentionally omitted].

(d)          [Intentionally omitted].

(e)          [Intentionally omitted].

(f)          Provisions Concerning the Accounts and the Licenses.

(i)          Each Grantor will, except as otherwise provided in this subsection (f) and the Financing Agreement, continue to collect, at its own expense and in accordance with such Grantor’s ordinary business practices, all amounts due or to become due under the Accounts.  In connection with such collections, each Grantor may take such action as such Grantor may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time, if an Event of Default has occurred and is continuing: (x) to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent or its designated agent, and (y) upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  After receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor’s rights against the Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, so long as an Event of Default has occurred and is continuing, (A) all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 9(d) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon.  In addition, if an Event of Default has occurred and is continuing, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent or its designated agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution.  So long as an Event of Default has occurred and is continuing, any such securities, cash, investments and other items so received by the Collateral Agent or its designated agent shall (in the sole and absolute discretion of the Collateral Agent acting at the direction of the Required Lenders) be held as additional Collateral for the Secured Obligations or distributed in accordance with Section 9 hereof.

(ii)          Upon the occurrence and during the continuance of any breach or default under any Material License by any party thereto other than a Grantor, (A) the relevant Grantor will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto, (B) no Grantor will, without the prior written consent of the Collateral Agent, declare or waive any such breach or default or affirmatively consent to the cure thereof or exercise any of its remedies in respect thereof, and (C) each Grantor will, upon written instructions from the Collateral Agent and at such Grantor’s expense, take such action as the Collateral Agent may deem necessary or reasonably advisable in respect thereof.

(iii)          [Intentionally omitted].

(iv)          Each Grantor will exercise promptly and diligently each and every right which it may have under each Material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each License and will take all action necessary to maintain the Material Licenses in full force and effect.  No Grantor will, without the prior written consent of the Collateral Agent, cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any Material License.

(g)          Provisions Concerning the Pledged Interests.  Each Grantor will

(i)          [Intentionally omitted];

(ii)          at the Grantors’ joint and several expense, defend the Collateral Agent’s right, title and security interest in and to the Pledged Interests against the claims of any Person;

(iii)          not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests (other than as permitted under the Loan Documents, including, without limitation, under Section 7.02(m)(iii) of the Financing Agreement); and

(iv)          except as expressly permitted under the Financing Agreement (including, without limitation, Section 7.02(m)(iii) of the Financing Agreement), not permit the issuance of (A) any additional shares of any class of Equity Interests of any Pledged Issuer, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Equity Interests or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests.

(h)          Dispositions and Other Liens.

(i)          Except to the extent expressly permitted by Section 7.02(c) of the Financing Agreement, no Grantor will make any Disposition of any of the Collateral.

(ii)          Except to the extent expressly permitted by Section 7.02(a) of the Financing Agreement, no Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral.

(i)          Intellectual Property.

(i)          Upon the reasonable request of the Collateral Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to the Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence the Collateral Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby.

(ii)          Each Grantor shall use its best efforts, with respect to Intellectual Property that is material to the operation of such Grantor’s or its Subsidiaries’ business, to protect and diligently enforce and defend at such Grantor’s reasonable expense its Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Licenses necessary in the conduct of such Grantor’s or its Subsidiaries’ business, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of such Grantor who were involved in the creation or development of material Intellectual Property to sign agreements containing assignment of material Intellectual Property rights and obligations of confidentiality.  Each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that is material to the conduct of such Grantor’s business.

(iii)          Grantors acknowledge and agree that the Secured Parties shall have no duties (other than those expressly set forth herein) with respect to any Intellectual Property or Licenses of any Grantor.  Without limiting the generality of this Section 6(i)(iii), Grantors acknowledge and agree that no member of the Secured Parties shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Licenses against any other Person, but any Secured Party may do so at its option if an Event of Default has occurred and is continuing, and all reasonable expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of the Borrowers and shall be chargeable to the Loan Account.

(iv)          Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is material to the operation of the business of such Grantor in the good faith determination of such Grantor.  Any expenses incurred in connection with the foregoing shall be borne by the Grantors.

(v)          On each date on which financial statements are delivered by the Borrowers pursuant to Section 7.01(a)(ii) of the Financing Agreement, each Grantor shall provide the Collateral Agent with a written report of all new Patents or Trademarks that are registered or the subject of pending applications for registrations, and of all Licenses that are material to the conduct of such Grantor’s business, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications.  In each of the foregoing cases, the applicable Grantor shall promptly cause to be prepared and delivered to the Collateral Agent supplemental schedules to the applicable Loan Documents to identify such Patent and Trademark registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Licenses as being subject to the security interests created thereunder.

(vi)          Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any material Copyright with the United States Copyright Office or any similar office or agency in another country without giving the Collateral Agent written notice thereof at least three (3) Business Days prior to such filing and complying with Section 6(i)(i) hereof. Upon receipt from the United States Copyright Office of notice of registration of any material Copyright, each Grantor shall promptly (but in no event later than ten (10) Business Days following such receipt) notify (but without duplication of any notice required by Section 6(h)(v) hereof) the Collateral Agent of such registration and delivering, or causing to be delivered, to the Collateral Agent, documentation reasonably requested by the Collateral Agent and sufficient to perfect the Collateral Agent’s Liens on such Copyright.  If any Grantor acquires from any Person any Copyright registered with the United States Copyright Office material to its business or an application to register any Copyright with the United States Copyright Office material to its business, such Grantor shall promptly (but in no event later than the later of (x) ten (10) Business Days following such acquisition and (y) the time period set forth in Section 7.01(b) of the Financing Agreement) notify the Collateral Agent of such acquisition and deliver, or cause to be delivered, to the Collateral Agent, documentation reasonably requested by the Collateral Agent and sufficient to perfect the Collateral Agent’s Liens on such Copyright.

(vii)          Each Grantor shall take reasonable steps to maintain the confidentiality of, and otherwise protect and enforce its rights in, the material Intellectual Property that is necessary in the conduct of such Grantor’s business.

(viii)          [Intentionally omitted].

(j)          Deposit, Commodities and Securities Accounts.  Each Grantor shall execute and deliver to the Collateral Agent (or its designee) a Control Agreement to the extent required under Article VIII of the Financing Agreement.  Without the prior written consent of the Collateral Agent, no Grantor shall make or maintain any Deposit Account, Commodity Account or Securities Account except in compliance with Article VIII of the Financing Agreement.  The provisions of this Section 6(j) shall not apply to Excluded Accounts.

(k)          Titled Collateral.  At the reasonable request of the Collateral Agent, each Grantor shall (a) cause all material Titled Collateral, now owned or hereafter acquired by any Grantor, which under applicable law are required to be registered, to be properly registered in the name of such Grantor, (b) cause all Titled Collateral (other than Excluded Property) to be properly titled in the name of such Grantor, and if requested by the Collateral Agent, with the Collateral Agent’s Lien noted thereon and (c) promptly deliver to the Collateral Agent (or its custodian) originals of all such Certificates of Title or certificates of ownership for such Titled Collateral (other than Excluded Property), with the Collateral Agent’s Lien noted thereon, and take such other actions in the United States as may be reasonably required by the Collateral Agent.

(l)          Control.  Except to the extent otherwise expressly provided in the Loan Documents, each Grantor hereby agrees to promptly take any or all action that is necessary or reasonably desirable or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the following Collateral:  (i) Deposit Accounts constituting Collateral, (ii) Electronic Chattel Paper constituting Collateral, (iii) Investment Property constituting Collateral and (iv) Letter-of-Credit Rights constituting Collateral.  Each Grantor hereby acknowledges and agrees that any agent or designee of the Collateral Agent shall be deemed to be a “secured party” with respect to the Collateral under the control of such agent or designee for all purposes.

(m)          [Intentionally omitted].

(n)          Partnership and Limited Liability Company Interest.  Except with respect to Collateral consisting of partnership interests and membership interests evidenced by a certificate, which certificate has been pledged and delivered to the Collateral Agent pursuant to Section 4 hereof, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a partnership or a limited liability company, without the prior written consent of the Collateral Agent, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate.  Each Grantor agrees that such uncertificated partnership interests or membership interests shall constitute General Intangibles.

SECTION 7.          Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.

(a)          So long as no Event of Default shall have occurred and be continuing:

(i)          each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement, the Financing Agreement or the other Loan Documents; provided, however, that (A) each Grantor will give the Collateral Agent at least five (5) Business Days’ written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right that could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral constituting Pledged Interests or the creation, perfection and priority of the Collateral Agent’s Lien (subject to Permitted Liens); and (B) none of the Grantors will exercise or refrain from exercising any such right, as the case may be, if the Collateral Agent gives a Grantor notice that, in the Collateral Agent’s reasonable judgment, such action (or inaction) could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral constituting Pledged Interests or the creation, perfection and priority of the Collateral Agent’s Lien (subject to Permitted Liens); and

(ii)          except as otherwise provided in Section 4(b) of this Agreement and to the extent permitted by the Financing Agreement, each of the Grantors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests; and

(iii)          the Collateral Agent will execute and deliver (or cause to be executed and delivered) to a Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

(b)          If an Event of Default has occurred and is continuing:

(i)          all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;

(ii)          the Collateral Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;

(iii)          without limiting the generality of the foregoing, the Collateral Agent (acting at the direction of the Required Lenders) may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv)          all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantors, and shall be forthwith paid over to the Collateral Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 8.          Additional Provisions Concerning the Collateral.

(a)          To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii)  authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Code or whether any particular asset of such Grantor constitutes part of the Collateral (but excluding Excluded Property), and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)          Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, to take, if an Event of Default has occurred and is continuing, any action and to execute any instrument (in each case, subject to applicable laws) that the Collateral Agent (acting at the direction of the Required Lenders) may deem necessary to accomplish the purposes of this Agreement (subject to the rights of a Grantor under Section 6 hereof and Section 7(a) hereof), including, without limitation, if an Event of Default has occurred and is continuing: (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to the Financing Agreement, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iv) to receive, indorse and collect all Instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (v) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Lenders with respect to any Collateral, (vi) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Lenders with respect to any Collateral, (vii) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent (acting at the direction of the Required Lenders) in its reasonable discretion, and such payments made by the Collateral Agent to become Obligations of such Grantor to the Collateral Agent, due and payable immediately without demand, and (viii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral.  This power is coupled with an interest and is irrevocable until the Termination Date.

(c)          For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder during a continuing Event of Default, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies during a continuing Event of Default, and for no other purpose, each Grantor hereby (i) grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now or hereafter owned by any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; and (ii) assigns to the Collateral Agent, to the extent assignable, all of its rights to any Intellectual Property now or hereafter licensed or used by any Grantor.  Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Financing Agreement that limit the right of a Grantor to dispose of its property and Section 6(i) hereof, so long as no Event of Default shall have occurred and be continuing, each Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business.  In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of a Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property).  Further, upon the Termination Date, the Collateral Agent (subject to Section 13(e) hereof) shall release and reassign to the Grantors all of the Collateral Agent’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever and at the Grantors’ sole expense.  The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Grantor in accordance with the second sentence of this clause (c).  Each Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d)          If any Grantor fails to perform any agreement or obligation contained herein, and if an Event of Default has occurred and is continuing, the Collateral Agent (acting at the direction of the Required Lenders) may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the reasonable and documented expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to Section 10 hereof and shall be secured by the Collateral.

(e)          The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters.  The Collateral Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

(f)          Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or otherwise in respect of the Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g)          If an Event of Default has occurred and is continuing, the Collateral Agent (acting at the direction of the Required Lenders) may at any time (i) without notice to any Grantor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Interests, and (ii) exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations.

SECTION 9.          Remedies Upon Default.  If any Event of Default shall have occurred and be continuing:

(a)          The Collateral Agent (acting at the direction of the Required Lenders) may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may in accordance with applicable law (including, to the extent applicable, foreign law) (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent and the Lenders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices, at any exchange or broker’s board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least ten (10) days’ prior notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given.  The Collateral Agent (acting at the direction of the Required Lenders) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against the Collateral Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof.  Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) the Collateral Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Collateral Agent (on behalf of itself and the Lenders) and (iv) such actions set forth in clauses (i), (ii) and (iii) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral.  In addition to the foregoing, (i) upon written notice to any Grantor from the Collateral Agent (acting at the direction of the Required Lenders), each Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) the Collateral Agent (acting at the direction of the Required Lenders) may, at any time and from time to time, upon five (5) days’ prior notice to any Grantor, license (subject to any such licensee’s obligation to maintain the quality of goods and/or services provided under any Trademark consistent with the quality of such good and/or services provide by such Grantor immediately prior to the Event of Default), whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent (acting at the direction of the Required Lenders) shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts); and (iii) the Collateral Agent may, at any time, pursuant to the authority granted in Section 8 hereof (such authority being effective only upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts).

(b)          [Intentionally omitted].

(c)          Each Grantor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that the Collateral Agent (acting at the direction of the Required Lenders) may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner.

(d)          Any cash held by the Collateral Agent (or its agent or designee) as Collateral and all Cash Proceeds received by the Collateral Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent (acting at the direction of the Required Lenders), be held by the Collateral Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) in whole or in part by the Collateral Agent against, all or any part of the Secured Obligations as set forth in Section 4.03(b) of the Financing Agreement.  Any surplus of such cash or Cash Proceeds held by the Collateral Agent (or its agent or designee) and remaining after the Termination Date shall be paid over to the Borrowers (or their successors or assigns) or as a court of competent jurisdiction shall direct.

(e)          In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by the Collateral Agent to collect such deficiency.

(f)          Each Grantor hereby acknowledges that if the Collateral Agent complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(g)          The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

(h)          Each Grantor irrevocably and unconditionally, subject to applicable law:

(i)          consents to the appointment of pre-judgment and/or post-judgment receiver with all of the same powers that would otherwise be available to the Grantors, including, but not limited to the power to (A) hold, manage, control or dispose of the Collateral wherever located, (B) take any action with respect to the Collateral to the maximum extent permitted by law and (C) conduct a public or private sale of any or all of the Loan Parties’ right, title and interest in and to such Collateral, including any disposition of the Collateral to the Collateral Agent/Lenders in exchange for cancellation of all or a portion of the Obligations;

(ii)          consents that any such receiver can be appointed without a hearing or prior notice to the Grantors;

(iii)          agrees not to oppose or otherwise interfere (directly or indirectly) with any effort by Collateral Agent to seek the appointment of a receiver;

(iv)          waives any right to demand that a bond be posted in connection with the appointment of any such receiver; and

(v)          waives any right to appeal the entry of an order authorizing the appointment of a receiver.

SECTION 10.          Indemnity and Expenses.

(a)          Each Grantor jointly and severally agrees to defend, protect, indemnify and hold harmless the Collateral Agent and its Indemnitees from and against any and all claims, losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs, expenses and disbursements) incurred by the any Agent or its Indemnitee to the extent set forth in Section 12.15 of the Financing Agreement.

(b)          Each Grantor jointly and severally agrees to pay to the any Agent the reasonable costs and expenses of the such Agent specified in Section 12.04 of the Financing Agreement, as set forth in Section 12.04 of the Financing Agreement.

SECTION 11.          Notices, Etc.  All notices and other communications provided for hereunder shall be given in accordance with Section 12.01 of the Financing Agreement.

SECTION 12.          Security Interest Absolute; Joint and Several Obligations.

(a)          All rights of the Secured Parties, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Financing Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Financing Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) to the extent permitted under applicable law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Secured Obligations.  All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.

(b)          Each Grantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by the Borrowers, (iii) notice of any actions taken by any Secured Party, any Guarantor or any other Person under any Loan Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving such Grantor of any such Grantor’s obligations hereunder and (v) any requirement that any Secured Party protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any collateral.

(c)          All of the obligations of the Grantors hereunder are joint and several.  The Collateral Agent (acting at the direction of the Required Lenders) may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably.  In addition, the Collateral Agent (acting at the direction of the Required Lenders) may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors.  The release or discharge of any Grantor by the Collateral Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

SECTION 13.          Miscellaneous.

(a)          No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each Grantor affected thereby and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)          No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Secured Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Secured Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.

(c)          This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Termination Date, and (ii) be binding on each Grantor, and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns.  Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Parties may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document in accordance with Section 12.07 of the Financing Agreement, and such permitted transferee shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties under the Loan Documents.  Upon any such assignment or transfer in accordance with Section 12.07 of the Financing Agreement, all references in this Agreement to any Secured Party shall mean such permitted assignee of any such Secured Party.  None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.

(d)          Upon the Termination Date, subject to paragraph (e) below, (i) this Agreement and the security interests and licenses created hereby shall terminate and be released and all rights to the Collateral shall revert to the Grantors, and (ii) the Collateral Agent will, upon the Grantors’ request and at the Grantors’ expense, without any representation, warranty or recourse whatsoever, (A) return to the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination and release (including, without limitation, Code termination statements, US Patent and Trademark Office releases and US Copyright Office releases).  If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Financing Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the Collateral Agent, upon such Grantor’s request and at such Grantor’s expense, shall execute and deliver to such Grantor such documents as the Grantors shall reasonably request to evidence the release of the Liens created hereby on such Collateral.  Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Administrative Borrower and reasonably satisfactory to the Collateral Agent, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement or the Financing Agreement.

(e)          This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)          Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-XI attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-XI, respectively, hereto, and the Collateral Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

(g)          THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h)          EACH GRANTOR HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT.  EACH GRANTOR (i) GRANTS SUCH WAIVER AND CONSENTS KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (ii) ACKNOWLEDGES THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE SECURED PARTIES IN CONNECTION WITH THE ENFORCEMENT OF THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE SECURED PARTIES TO MAKE (AND COMMIT TO MAKE) THE LOAN TO THE BORROWERS, AND (iii) AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE AGENTS OR LENDERS IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL.

(i)          In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 12.10 and 12.11 of the Financing Agreement, mutatis mutandi.

(j)          Each party hereto irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(k)          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(l)          Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(m)          This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:

RIMINI STREET, INC.

By:	/s/ Seth Ravin
Name: Seth Ravin
Title: Chief Executive Officer

SECURITY AGREEMENT

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

By:	/s/Emily Ergang Pappas
Name: Emily Ergang Pappas
Title: Associate Counsel

SECURITY AGREEMENT

SCHEDULE I

LEGAL NAMES; ORGANIZATIONAL IDENTIFICATION NUMBERS; STATES OR JURISDICTIONS OF ORGANIZATION

Grantor	Type of Organization	Organizational ID Number	Jurisdiction of Organization
Rimini Street, Inc.	Corporation		Nevada

SCHEDULE II

COPYRIGHTS

None.

SCHEDULE III

LICENSES

None.

SCHEDULE IV

PATENTS

Company/Assignee	Country	Title	Application	Filing	Issue	Other
			or			Assignees
			Patent No.	Date	Date
Rimini Street, Inc.	U.S.	Capturing and Reviewing Changes Impacting Enterprise Resource Planning Systems	12/907,436	10/19/10	Pending	N/A
Rimini Street, Inc.	U.S.	Proxy for Modifying HTTP Messages to Comply with Browser	14/260,024	4/23/14	Pending	N/A
Rimini Street, Inc.	U.S.	Automatic Software-Update Framework	14/729,579	6/3/15	Pending	N/A

SCHEDULE V

TRADEMARKS

Company	Country	Trademark	Application or Registration No.	Filing Date	Registration Date	Assignees
Rimini Street, Inc.	U.S.	RIMINI STREET	3,760,791	7/29/09	3/16/10	Not applicable
Rimini Street, Inc.	Australia	RIMINI STREET	1330573	11/9/09	11/9/09	Not applicable
Rimini Street, Inc.	Brazil	RIMINI STREET	902117203	11/13/09	1/14/14	Not applicable
Rimini Street, Inc.	Canada	RIMINI STREET	TMA810,123	11/9/09	10/25/11	Not applicable
Rimini Street, Inc.	China	RIMINI STREET	7978488	1/8/10	2/28/11	Not applicable
Rimini Street, Inc.	European Union	RIMINI STREET	008673816	11/9/09	4/29/10	Not applicable
Rimini Street, Inc.	Hong Kong	RIMINI STREET	302136014	1/11/12	6/29/12	Not applicable
Rimini Street, Inc.	Iceland	RIMINI STREET	V0097717	8/12/15	3/31/16	Not applicable
Rimini Street, Inc.	India	RIMINI STREET	1882761	11/10/09	11/10/09	Not applicable
Rimini Street, Inc.	Indonesia	RIMINI STREET	IDM000427693	2/27/12	9/25/14	Not applicable
Rimini Street, Inc.	Israel	RIMINI STREET	244469	2/20/12	9/2/13	Not applicable

Company	Country	Trademark	Application or Registration No.	Filing Date	Registration Date	Assignees
Rimini Street, Inc.	Japan	RIMINI STREET	5326395	11/9/09	5/28/10	Not applicable
Rimini Street, Inc.	Liechtenstein	RIMINI STREET	17662	10/06/15	4/7/16	Not applicable
Rimini Street, Inc.	Malaysia	RIMINI STREET	2012000680	1/13/12	1/13/12	Not applicable
Rimini Street, Inc.	Mexico	RIMINI STREET	1291157	1/17/12	6/14/12	Not applicable
Rimini Street, Inc.	New Zealand	RIMINI STREET	854969	1/11/12	7/12/12	Not applicable
Rimini Street, Inc.	Norway	RIMINI STREET	20151650	12/11/15	12/11/15	Not applicable
Rimini Street, Inc.	Philippines	RIMINI STREET	4-2012-000604	1/17/12	9/13/12	Not applicable
Rimini Street, Inc.	Qatar	RIMINI STREET	81169	4/23/13	Pending	Not applicable
Rimini Street, Inc.	Russia	RIMINI STREET	2015704323	2/19/15	Pending	Not applicable
Rimini Street, Inc.	Saudi Arabia	RIMINI STREET	143403743	2/2/13	1/22/14	Not applicable
Rimini Street, Inc.	Singapore	RIMINI STREET	T0913021A	11/11/09	7/15/10	Not applicable
Rimini Street, Inc.	South Africa	RIMINI STREET	2015/22058	8/11/15	Pending	Not applicable

Company	Country	Trademark	Application or Registration No.	Filing Date	Registration Date	Assignees
Rimini Street, Inc.	South Korea	RIMINI STREET	41-0260498	1/11/12	6/5/13	Not applicable
Rimini Street, Inc.	Taiwan	RIMINI STREET	1545966	1/11/12	11/1/12	Not applicable
Rimini Street, Inc.	Thailand	RIMINI STREET	Bor63320	10/10/12	8/25/14	Not applicable
Rimini Street, Inc.	Turkey	RIMINI STREET	2015/15296	2/23/15	Pending	Not applicable
Rimini Street, Inc.	United Arab Emirates	RIMINI STREET	186358	2/6/13	8/26/14	Not applicable
Rimini Street, Inc.	U.S.	ENGINEERE D FOR SUPPORT	86/890,380	1/28/16	Pending	Not applicable
Rimini Street, Inc.	Not applicable	ServiceFirst Methodology	Unregistered	Not applicable	Not applicable	Not applicable
Rimini Street, Inc.	Not applicable	legislature-to- live	Unregistered	Not applicable	Not applicable	Not applicable

SCHEDULE VI

LOCATIONS OF GRANTORS

Grantor	Chief Executive	Chief Place of	Books and Records	Inventory,
	Office	Business		Equipment, Etc.
Rimini Street, Inc.	3993 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169	6601 Koll Center Parkway, Suite 300, Pleasanton, CA 94566	3993 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169
6601 Koll Center Parkway, Suite 300, Pleasanton, CA 94566

SCHEDULE VII

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

Bank or Broker	Address	Account No.	Account Type
Bridge Bank N.A.	55 Almaden Blvd., San Jose, CA 95113

HSBC Bank USA, N.A.	601 Montgomery St., Suite 1500, San Francisco, CA 94111
Bank of America	1655 Grant Street, 11th Floor, Concord, CA 94520
315 Montgomery St. 13th Floor, San Francisco, CA 94104[1]

American Express Bank, FSB[2]	4315 South 2700 West, Salt Lake City, UT 84184

1 Effective June 27, 2016, the address will be 555 California St., 10th Floor, San Francisco, CA 94104.
2 Account securing corporate credit card program of approximately $100,000.

SCHEDULE VIII

UCC FINANCING STATEMENTS

UCC Financing Statements have been filed in the jurisdictions below against the Grantors:

Name of Grantor	Secretary of State

Rimini Street, Inc.	Nevada Secretary of State

SCHEDULE IX

COMMERCIAL TORT CLAIMS

1.          Oracle Litigation

a.	Oracle USA, Inc., et al. v. Rimini Street, Inc., et al., Case No. 2:10-cv-00106, United States District Court, District of Nevada, filed January 25, 2010
b.	Rimini Street, Inc. v. Oracle International Corp., Case No. 2:14-cv-01699, United States District Court, District of Nevada, filed October 15, 2014

2. Insurance Claims related to Oracle Litigation

c.
Rimini Street, Inc. v. Hartford Fire Insurance Company, et al., Case No. A-15-722003-B, Eighth Judicial District Court, Clark County, Nevada, filed July 23, 2015; case removed to United States District Court, District of Nevada on December 4, 2015, Case No. 2:15-cv-02292

d.
Rimini Street, Inc. v. Scottsdale Insurance Company, et al., Case No. A-15-722084-B, Eighth Judicial District Court, Clark County, Nevada, filed July 23, 2015; case removed to United States District Court, District of Nevada on December 11, 2015, Case No. 2:15-cv-02374

e.
Rimini Street, Inc. v. Charter Oak Fire Insurance Company, et al., Case No. A-15-721312-B, Eighth Judicial District Court, Clark County, Nevada, filed July 10, 2015; case removed to United States District Court, District of Nevada on September 14, 2015, Case No. 2:15-cv-01761

SCHEDULE X

PLEDGED DEBT

None.

SCHEDULE XI

PLEDGED SHARES

Grantor	Name of Pledged	Number of	Percentage of	Class	Certificate
			Outstanding
	Issuer	Shares	Shares		Number
Rimini Street, Inc.	Rimini Street GmbH	16,250	65%	Common Stock	N/A
	Rimini Street Australia Pty Limited	65	65%	Common Stock	2
	RSI International Holdings, Inc.	650	65%	Common Stock	2

EXHIBIT A

PLEDGE AMENDMENT

This Pledge Amendment, dated _________ __, ___, is delivered pursuant to Section 4 of the Pledge and Security Agreement referred to below.  The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated June 24, 2016, as it may heretofore have been or hereafter may be amended, restated, supplemented, modified or otherwise changed from time to time (the “Security Agreement”) and that the promissory notes or shares listed on this Pledge Amendment shall be hereby pledged and assigned to the Collateral Agent and become part of the Pledged Interests referred to in such Pledge Agreement and shall secure all of the Secured Obligations referred to in such Security Agreement.

Pledged Debt
Grantor	Name of Maker	Description	Principal Amount Outstanding as of

Pledged Shares
Grantor	Name of Pledged Issuer	Number of Shares	Percentage of Outstanding Shares	Class	Certificate Number

[PLEDGOR]

By:
Name:
Title:

CB Agent Services LLC, as the Origination Agent

By:
Name:
Title:

Exh. A-1

EXHIBIT B

GRANT OF A SECURITY INTEREST --[TRADEMARKS] [PATENTS] [COPYRIGHTS]

This [Trademark][Copyright][Patent] Security Agreement (this “[Trademark][Copyright][Patent] Security Agreement”) is made as of _____________, 20__, by ___________ (“Grantor”), in favor of Cortland Capital Market Services LLC, in its capacity as collateral agent for itself and the other Secured Parties (together with its successors and assigns in such capacity, “Grantee”).

WHEREAS, the Grantor [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the attached Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the attached Schedule A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [holds all right, title and interest in the copyrights listed on the attached Schedule A, which copyrights are registered in the United States Copyright Office (the “Copyrights”)];

WHEREAS, the Grantor has entered into a Pledge and Security Agreement, dated June 24, 2016 (as amended, restated, supplemented, modified or otherwise changed from time to time, the “Security Agreement”), in favor of Grantee; and

WHEREAS, pursuant to the Security Agreement, the Grantor has granted to the Grantee for the benefit of the Secured Parties (as defined in the Security Agreement), a continuing security interest in all right, title and interest of the Grantor in, to and under the [Trademarks, together with, among other things, the goodwill of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement).

NOW, THEREFORE, as collateral security for the payment, performance and observance of all of the Secured Obligations, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby grant to the Grantee and grant to the Grantee for the benefit of the Secured Parties, a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement

The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

This [Trademark][Patent][Copyright] Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

[Remainder of page intentionally left blank]
Exh. B-1

IN WITNESS WHEREOF, the Grantor has caused this [Trademark][Copyright][Patent] Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

STATE OF ____________
ss.:
COUNTY OF __________

On this ____ day of _______________, 20__, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the ________________ of _______________________________________, a ____________________, and that s/he executed the foregoing instrument in the firm name of _______________________________________, and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

[Notary Seal]

Exh. B-2

SCHEDULE A TO GRANT OF A SECURITY INTEREST

[Trademark Registrations and Applications]
[Patents and Patent Applications]
[Copyright Registrations and Applications]

Exh. B-3

EXHIBIT C

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Cortland Capital Market Services LLC, as Collateral Agent
225 W. Washington Street, Suite 2100
Chicago, Illinois  60606
Attention:  Jessica Meade

Ladies and Gentlemen:

Reference hereby is made to (i) the Financing Agreement, dated as of June 24, 2016 (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Financing Agreement”) by and among Rimini Street, Inc., a Nevada corporation (the “Parent”; and together with each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined in the Financing Agreement), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cortland Capital Market Services LLC (“Cortland”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), Cortland, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and CB Agent Services LLC, a Delaware limited liability company (“Colbeck”) as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Origination Agent” and together with the Collateral Agent and the Administrative Agent, each an “Agent” and collectively, the “Agents”). and (ii) the Pledge and Security Agreement, dated as of June 24, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the Grantors from time to time party thereto in favor of the Origination Agent.  Capitalized terms defined in the Financing Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Financing Agreement or the Security Agreement.

SECTION 1.          Grant of Security.  The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral (as defined in the Security Agreement) of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.
Exh. C-1

SECTION 2.          Security for Obligations.  The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.  Without limiting the generality of the foregoing, each of this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to the Collateral Agent or any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 3.          Supplements to Security Agreement Schedules.  The undersigned has attached hereto supplemental Schedules I through XI to Schedules I through XI, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental Schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement, and such supplemental Schedules include all of the information required to be scheduled to the Security Agreement and do not omit to state any information material thereto.

SECTION 4.          Representations and Warranties.  The undersigned hereby makes each representation and warranty set forth in Section 5 of the Security Agreement (as supplemented by the attached supplemental Schedules) to the same extent as each other Grantor.

SECTION 5.          Obligations Under the Security Agreement.  The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors.  The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6.          Governing Law.  This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7.          Loan Document.  In addition to and without limitation of any of the foregoing, this Security Agreement Supplement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 12.10 and 12.11 of the Financing Agreement, mutatis mutandi.

Very truly yours,

[NAME OF ADDITIONAL LOAN PARTY]

By:
Name:
Title:

Exh. C-2

Acknowledged and Agreed:

CORTLAND CAPITAL MARKET SERVICES LLC, as Collateral Agent

By:
Name:
Title: